                             CANCELLATION AGREEMENT
                             ----------------------

     THIS CANCELLATION AGREEMENT (the "Agreement") dated as of August 31, 1999,
                                       ---------
is made by and between College Television Network, Inc., a Delaware corporation having an office at 5784 Lake Forrest Drive, Suite 275, Atlanta, GA 30328 (the "Company"), and U-C Holdings, L.L.C., a Delaware limited liability company (the
--------
"Purchaser").
 ---------

     WHEREAS, the Company and the Purchaser entered into a Purchase Agreement, dated as of July 23, 1999 (the "Purchase Agreement") whereby, in addition to
                                ------------------
other transactions contained therein, the Purchaser purchased from the Company a Class D Warrant to purchase 135,686 shares of the Company's common stock, par value $0.005 (the "Class D Warrant").
                   ---------------

     WHEREAS, the Company and the Purchaser now wish to cancel and terminate the Class D Warrant in accordance with Section 11(g) thereof.
                                   -------------

     NOW, THEREFORE, the parties hereto agree as follows:

     1.  Cancellation.  The Purchaser hereby agrees, unconditionally and without
         ------------
reservation, to surrender and deliver the Class D Warrant to the Company for cancellation, as of the date hereof, without any payment of cash or other consideration to the Purchaser and the Company agrees to cancel such Class D Warrant upon receipt from the Purchaser.

     2.  Binding Effect; Benefits.  This Agreement shall be binding upon and
         ------------------------
inure to the benefit of the parties to this Agreement and their respective successors and their assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the Purchaser and the Company or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

     3.  Amendment.  No amendment to this Agreement shall be effective unless
         ---------
the same shall be in writing and signed by the Company and Purchaser.

     4.  Entire Agreement.  This Agreement contains the entire agreement and
         ----------------
understanding between the parties with respect to the subject matter hereof and supersede all prior agreements and understanding, whether written or oral, relating to such subject matter in any way.

     5.  Counterparts.  This Agreement may be executed in any number of
         ------------
counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.
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     6.  Governing Law.  This Agreement shall be governed by, construed and
         -------------
enforced in accordance with, the laws of the Delaware without regard to the principles thereof relating to conflict of laws. Service of process on the parties in any action arising out of or relating to this Agreement shall be effective if mailed to the parties in accordance with Section 9.1 of the
                                                      -----------
Purchase Agreement. The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights under this Agreement.

     7.  No Strict Construction.  The language used in this Agreement shall be
         ----------------------
deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.



                                   * * * * *

     IN WITNESS WHEREOF, the Company and the Purchaser has executed this Termination Agreement as of the day and year first above written.


                            COLLEGE TELEVISION NETWORK, INC.


                            By: /s/ Peter Kauff
                               -------------------------------------------


                            Its:    Asst. Secretary
                                ------------------------------------------



                            U-C HOLDINGS, L.L.C.

                            By:     WILLIS STEIN & PARTNERS, L.P.
                            Its:    Managing Member

                                    By:    Willis Stein & Partners, L.L.C.
                                    Its.:  General Partner


                                    By:/s/ Daniel M. Gill
                                       ------------------------------------
                                           Daniel M. Gill
                                           Its:  Managing Director

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